SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Chimerix, Inc.

(Name of Registrant as Specified In Its Charter)

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CHIMERIX, INC.
2505 Meridian Parkway, Suite 340
Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Chimerix, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, June 20, 2014 at 12:00 p.m. local time at the DoubleTree Suites Hotel, located at 2515 Meridian Parkway, Durham, North Carolina 27713, for the following purposes:

1.	To elect the three nominees for Class I Director named herein to the Board of Directors to serve for a term of three years.
2.	To approve our 2013 Equity Incentive Plan, as amended.
3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 25, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

M. Michelle Berrey
President, Chief Executive Officer,
and Chief Medical Officer

Durham, North Carolina
April 29, 2014

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CHIMERIX, INC.
2505 Meridian Parkway, Suite 340
Durham, North Carolina 27713

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 20, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Chimerix, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Chimerix”) is soliciting your proxy to vote at the 2014 Annual Meeting of Shareholders, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 29, 2014 to all shareholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 9, 2014.

How do I attend the annual meeting?

The meeting will be held on Friday, June 20, 2014 at 12:00 p.m. local time at the DoubleTree Suites Hotel, located at 2515 Meridian Parkway, Durham, North Carolina 27713. Directions to the annual meeting may be found at www.chimerix.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 25, 2014 will be entitled to vote at the annual meeting. On this record date, there were 26,946,370 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2014 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be delivered to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	election of the three Class I Directors named herein the Board of Directors to serve for a term of three years;
•	approval of the 2013 Equity Incentive Plan, as amended; and
•	ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending 2014.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 1:00 a.m. Central Time on June 20, 2014 to be counted.
•	To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 1:00 a.m. Central Time on June 20, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Chimerix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether NASDAQ deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NASDAQ Stock Market Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2, without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” approval of the 2013 Equity Incentive Plan, as amended, and “For” ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending 2014. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to Chimerix, Inc.’s Secretary at 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2014, to the attention of the Secretary of Chimerix, Inc. at 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your written request must be received by the Secretary for Chimerix, Inc. between February 20, 2015 and March 22, 2015. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NASDAQ to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.
•	To be approved, Proposal 2 approving the 2013 Equity Incentive Plan, as amended, requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.
•	To be approved, Proposal 3 ratifying the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2014 must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 26,946,370 shares outstanding and entitled to vote. Thus, the holders of 13,473,186 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election Of Directors

Chimerix, Inc.’s Board of Directors consists of nine directors. In accordance with the terms of our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, denominated Class I, Class II and Class III. Each Director Class has a term of three years and are staggered with respect to their termination dates. The terms of the current Class I Directors, Class II Directors and Class III Directors expire in 2014, 2015 and 2016, respectively. At each annual stockholder meeting, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor had been duly elected and qualified. In March 2014, solely in order to provide for a more equal apportionment of the members of our Board of Directors among the three classes following the Annual Meeting, Mr. Drake resigned as a Class II Director and was immediately reappointed by our Board of Directors as a Class I Director.

Currently, our Board of Directors is divided as follows: members of Class I Director seats are Farah Champsi, Rodman L. Drake, Wende Hutton, Arthur M. Pappas and Lisa Ricciardi; members of Class II Director seats are Martha J. Demski and James Niedel, M.D., Ph.D., and members of Class III Director seats are Ernest Mario, Ph.D. and Timothy J. Wollaeger. The term of office for our directors in Class I Directors will expire at the Annual Meeting.

There are three nominees for Class I Director this year, M. Michelle Berrey, Rodman L. Drake and Lisa Ricciardi, each of whom has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Each director to be elected and qualified will hold office until our 2017 annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Both Mr. Drake and Ms. Ricciardi were appointed directors by our Board of Directors following the recommendation by the Nominating and Corporate Governance Committee of our Board of Directors. Dr. Berrey was recommended for nomination as a director by the Nominating and Corporate Governance Committee of our Board of Directors. It is the Company’s policy to invite our directors and director nominees to attend the annual meeting. We did not hold an annual meeting of stockholders during 2013.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Committee to recommend that person as a nominee. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

Name	Age	Position Held With the Company
M. Michelle Berrey	47	President, Chief Executive Officer and Chief Medical Officer
Rodman L. Drake	70	Director
Lisa Ricciardi	54	Director

M. Michelle Berrey, M.D., M.P.H.  Dr. Berrey was appointed Chief Executive Officer and President in April 2014. In addition, Dr. Berrey has served and continues to serve as our Chief Medical Officer since her appointment to that role in November 2012. From January 2007 to January 2012, Dr. Berrey served as Chief Medical Officer at Pharmasset, Inc., a company that focused on the development of nucleotide analogs for the treatment of hepatitis C. From January 2004 to January 2007, Dr. Berrey served as Vice President, Viral Diseases, Clinical Pharmacology & Discovery Medicine at GlaxoSmithKline, where she was responsible for the early development of compounds for the treatment of HIV, hepatitis viruses and hepatic fibrosis. Dr. Berrey earned a B.A. in English from Emory University, an M.D. from the Medical College of Georgia and an M.P.H. from Emory University. Dr. Berrey completed her internship and residency in Internal Medicine at the University of North Carolina, Chapel Hill, and was a Senior Fellow in Infectious Diseases at the University of Washington, Seattle, where she conducted research in HIV transmission and acute HIV infection. Dr. Berrey is board certified in internal medicine and infectious diseases. Our Board of Directors believes that Dr. Berrey’s leadership experience in various roles at multiple publicly-traded biotech and pharmaceutical companies, as well as her extensive knowledge of drug development, qualifies her to serve on our Board of Directors.

Rodman L. Drake.  Mr. Drake has served as one of our directors since August 2013. From January 2002 to December 2012, Mr. Drake was Managing Director of Baringo Capital, LLC, a private equity group he co-founded. From November 1997 to January 2002, Mr. Drake was president of Continuation Investments Group Inc., a private equity firm. Prior to that, Mr. Drake was co-chairman of the KMR Power Company and Chief Executive Officer and Managing Director of Cresap McCormick & Paget, a leading management consulting firm, and served as President of the Mandrake Group, a consulting firm specializing in strategy and organizational design. Mr. Drake is a member of the Board of Directors of Celgene Corporation, a global biopharmaceutical company, The Animal Medical Center of New York and is also the Chairman of the Brookfield Investment Management Funds and the Columbia Atlantic Funds. Mr. Drake served as a member of the Board of Directors of Jackson Hewitt Tax Service, Inc. from 2004 to 2011. From 2007 to 2009, Mr. Drake served as a member of the Board of Directors of Apex Silver Mines Limited, from 2005 to 2010, he served as a member of the Board of Directors of Student Loan Corporation, and from 2005 to 2010, he served as a member of the Board of Directors of Crystal River Capital, a NYSE listed company which was sold in 2010, where he also served as Chairman, President and Chief Executive Officer from 2009 through 2010. Mr. Drake received an M.B.A. from Harvard Business School and a B.A. from Yale University. Our Board of Directors believes that Mr. Drake’s breadth of experience in corporate governance, finance, strategy and organizational design as a senior executive of investment and management consulting firms, as well as his extensive experience as a member of various boards of directors, qualifies him to serve on our Board of Directors.

Lisa Ricciardi.  Ms. Ricciardi has served as one of our directors since March 2014. Ms. Ricciardi is currently a member of the Board of Directors of Drug Healthcare Group, PLC in Dublin, Ireland, and was previously a member of the Board of Directors at Sepracor. Ms. Ricciardi serves as a consultant to Davita RX, a full-service pharmacy specializing in renal care, which she has done since July 2012. From October 2010 to June 2012 she served as Senior Vice President of Business Development at Medco Health Solutions, Inc., and was a Venture Partner at Essex Woodlands Health Ventures. She also held several senior management positions at Pfizer, including Senior Vice President in the Licensing and Development Division, closing more than 25 transactions with multi-national firms and biotechnology companies, as well as managing several key product launches in the global pharmaceuticals division. Ms. Ricciardi earned an MBA from the University of Chicago and a bachelor’s degree from Wesleyan University. Our Board of Directors believes that Ms. Ricciardi’s breadth of experience within, and knowledge of, the pharmaceutical industry, coupled with her experience as a member of various boards of directors, qualifies her to serve on our Board of Directors.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Biographies of the Directors Whose Terms Expire at the 2015 Annual Meeting

Martha J. Demski.  Ms. Demski has served as one of our directors since 2005. Since August 2011, Ms. Demski has served as Senior Vice President and Chief Financial Officer of Ajinimoto Althea, Inc. (formerly Althea Technologies, Inc.), a fully-integrated contract development and manufacturing organization. From July 2008 to December 2010, Ms. Demski served as the Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center (SKCC), a non-profit corporation engaged in biomedical research, which voluntarily filed for Chapter 11 bankruptcy in 2009. From April 2006 to May 2008, Ms. Demski served as Senior Vice President of U.S. Trust. From 2005 to July 2008, Ms. Demski served on the Board of Trustees at SKCC, as well as Chair of the Audit Committee and Chair of the Governance and Nominating Committee. From December 1988 to June 2004, Ms. Demski served as Vice President, Chief Financial Officer, Treasurer and Secretary of Vical Incorporated, a biopharmaceutical company. Ms. Demski also serves on the board of directors of Adamas Pharmaceuticals, Inc. and is Chair of the audit committee of the board of directors. Ms. Demski earned a B.A. from Michigan State University and M.B.A. from The University of Chicago Booth School of Business. Our Board of Directors believes that Ms. Demski’s more than 30 years’ experience in the fields of finance and biotechnology as well her experience in conducting financing transactions qualifies her to serve on our Board of Directors.

James Niedel, M.D., Ph.D.  Dr. Niedel has served as one of our directors since February 2011. Since 2005, Dr. Niedel has served as Managing Director at New Leaf Venture Partners, a healthcare technology fund focused on biopharmaceutical investments. From 2002 to 2005, Dr. Niedel was a venture partner at Sprout Group, a healthcare and information technology fund. During 2001, Dr. Niedel was Chief Science and Technology Officer for GlaxoSmithKline, a global healthcare company. From 1995 to 2001, Dr. Niedel was a member of the Board of Directors of Glaxo Wellcome plc with responsibility for Global Research and Development, Information Technology and Product Strategy. From 1988 to 1995, Dr. Niedel was V.P. Research and S.V.P. R&D for the U.S. subsidiary of GlaxoSmithKline. Before joining the pharmaceutical industry, Dr. Niedel was employed by the Duke University Medical Center from 1973 to 1989 as Professor of Medicine and Chief of the Division of Clinical Pharmacology, in which time he had completed an Internal Medicine residency and a Hematology-Oncology fellowship. Dr. Niedel received M.D. and Ph.D. (Biochemistry) degrees from the University of Miami and is a fellow of the Royal College of Physicians (London). Our Board of Directors believes that Dr. Niedel’s expertise and experience in the biopharmaceutical industry qualifies him to serve on our Board of Directors.

Biographies of the Directors Whose Terms Expire at the 2016 Annual Meeting

Ernest Mario, Ph.D.  Dr. Mario has served as one of our directors and as Chairman of our Board of Directors since February 2013. Since April 2014 Dr. Mario has served as Chairman of Capnia, Inc., a privately held pharmaceutical company. Prior to his appointment as Chairman, Dr. Mario had served as Executive Chairman of Capnia, Inc. beginning in February 2014 and prior to that had served as Chief Executive Officer beginning in August 2007. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of the Board of Directors of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company. From November 1997 to December 2001, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research-based pharmaceutical company, and as Co-Chairman and Chief Executive Officer from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has served as a director of XenoPort Inc., a biopharmaceutical company, since June 2012, TONIX Pharmaceuticals Holdings Corp., a specialty pharmaceutical company, since October 2011, Celgene Corporation, a biopharmaceutical company, since August 2007, Boston Scientific Corporation, a medical devices company, since October 2001 and Kindred Biosciences, Inc. a biopharmaceutical company, since February 2013. Dr. Mario also served as a director of Vivus, Inc., a biopharmaceutical company, from April 2012 to July 2013, and Maxygen, Inc., a biotechnology company, from July 2001 to August 2013. Dr. Mario is the recipient of the 2007 Remington Medal, the American Pharmacists Association’s highest honor. Dr. Mario earned a B.S. in Pharmacy from Rutgers

University, and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island. Our Board of Directors believes that Dr. Mario’s expertise and experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

Timothy J. Wollaeger.  Mr. Wollaeger has served as one of our directors since 2002. Since 2002, Mr. Wollaeger has served as a Managing Director of Sanderling Ventures, an investment firm dedicated to building new biomedical companies. From 1993 to 2006, Mr. Wollaeger was the General Partner of Kingsbury Capital Partners, L.P., a healthcare-oriented venture capital firm. From 1990 to 1993, Mr. Wollaeger was Senior Vice President of Columbia Hospital Corporation, a hospital management company that merged into Hospital Corporation of America in 1993. From 1987 to 1993, Mr. Wollaeger was a General Partner and co-founder of Biovest Partners, L.P., an investment fund. From 1983 to 1986, Mr. Wollaeger served as Senior Vice President and Chief Financial Officer of Hybritech, Inc., a biotechnology company that was acquired by Eli Lilly & Co. in 1986. From 1972 to 1980, Mr. Wollaeger was employed by Baxter Healthcare Corporation, a global healthcare company, where he most recently served as Vice President and General Manager of Baxter’s operations in Mexico. Mr. Wollaeger is Chairman of the Board of Sotera Wireless, Inc., a medical device company, and a director of Asteres, Inc., a creator of business and technology solutions, and CalciMedica, Inc., a drug development company. Investment funds affiliated with Mr. Wollaeger were early stage investors in Pyxis Corporation, a technology developer for hospitals that was acquired by Cardinal Health, Inc. in 1996, Biosite, Inc., a medical diagnostic company that was acquired by Inverness Medical Innovations, Inc. in 2007, Amylin Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Bristol-Myers Squibb Company in 2012, and Vical Incorporated. Mr. Wollaeger earned a B.A. in Economics from Yale University and earned an M.B.A. from the Stanford University Graduate School of Business. Our Board of Directors believes that Mr. Wollaeger’s nearly 40 years of experience in the biotechnology and medical products fields in both corporate management and venture capital qualifies him to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following nine directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Mario, Ms. Champsi, Ms. Demski, Mr. Drake, Ms. Hutton, Dr. Niedel, Mr. Pappas, Ms. Ricciardi and Mr. Wollaeger. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company. Following our Annual Meeting, assuming the election of our three nominees for director named in these proxy materials, we will have six independent directors and one non-independent director, Dr. Berrey, who serves as our President, Chief Executive Officer and Chief Medical Officer.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Mario. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Dr. Berrey serves as our President, Chief Executive Officer and Chief Medical Officer while Dr. Mario serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by two individuals in the future.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of The Board of Directors

Our Board of Directors met nine times during 2013 as well as nine times in executive session. All directors who served in 2013 attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, in each case that were held during the portion of the last fiscal year for which they were directors or committee members, respectively. Ms. Riccardi was appointed to the Board in April 2014.

Information Regarding Committees of The Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2013 for each of the Board committees*:

Name	Audit	Compensation	Nominating and Corporate Governance
Ernest Mario, Ph.D.			X
Farah Champsi(1)	X		X**
Martha J. Demski	X**
Rodman L. Drake		X**
Wende Hutton(1)		X
James Niedel, M.D., Ph.D.		X	X
Arthur M. Pappas(1)	X
Timothy J. Wollaeger		X
Total meetings in 2013	7	4	1

*	Lisa Riccardi was appointed to our Board of Directors in March 2014 and does not currently serve on any committees.
**	Committee Chairperson
(1)	Following the Annual Meeting, Ms. Champsi, Ms. Hutton and Mr. Pappas will cease to serve as members of our Board of Directors and as members of any committee of our Board of Directors on which they currently serve. Our Board of Directors intends to appoint other members of our Board of Directors to fill the vacancies on each committee of our Board of Directors caused by the departure of Ms. Champsi, Ms. Hutton and Mr. Pappas.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that, except as specifically described below, each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Ms. Demski, Ms. Champsi and Mr. Pappas. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the Nasdaq Global Market and SEC independence requirements. Following the Annual Meeting, Ms. Champsi and Mr. Pappas will cease to serve as members of our Board of Directors and as members of the Audit Committee.

Ms. Demski serves as the chair of our Audit Committee. Our Board of Directors has determined that Ms. Demski qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board has considered Ms. Demski’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Audit Committee met seven times during 2013. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.Chimerix.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2013.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Ms. Martha J. Demski
Ms. Farah Champsi
Mr. Arthur M. Pappas

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Mr. Drake, Dr. Niedel, Ms. Hutton and Mr. Wollaeger. Mr. Drake serves as the chair of our Compensation Committee. Following the Annual Meeting, Ms. Hutton will cease to serve as a member of our Board of Directors and as a member of the Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act), is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and satisfies the Nasdaq Global Market independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•	reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;
•	reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•	reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•	establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act, and to the extent applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act, as well as applicable Nasdaq rules and regulations;
•	reviewing any conflicts of interest raised by the work of any compensation consultant that had any role in determining or recommending the amount or form of executive or director compensation and how such conflict is being addressed for disclosure in our proxy statements to be filed with the SEC;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•	reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•	reviewing the adequacy of its charter on a periodic basis;
•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC;
•	preparing the report that the SEC requires in our annual proxy statement; and
•	reviewing and assessing on an annual basis the performance of the Compensation Committee.

We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Compensation Committee met four times during 2013. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.Chimerix.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2013.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Champsi, Dr. Mario and Dr. Niedel. Following the Annual Meeting, Ms. Champsi will cease to serve as a member of our Board of Directors and as a member of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq Global Market independence requirements. Ms. Champsi serves as the chair of our Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•	determining the minimum qualifications for service on our Board of Directors;
•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board of Directors;
•	evaluating nominations by stockholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;

•	developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;
•	considering questions of possible conflicts of interest of directors as such questions arise;
•	reviewing the adequacy of its charter on an annual basis; and
•	annually evaluating the performance of the Nominating and Corporate Governance Committee.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Nominating and Corporate Governance Committee met once during 2013. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.Chimerix.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2013.

Stockholder Communications With The Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Chimerix, Inc. at 2505 Meridian Parkway, Suite 340, Durham, NC, 27713. Each communication must set forth: the name and address of the Company stockholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

The Company has adopted the Chimerix Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.Chimerix.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2013.

PROPOSAL 2

APPROVAL OF 2013 EQUITY INCENTIVE PLAN, AS AMENDED

Overview

On March 26, 2014, our Board of Directors, upon recommendation from the Compensation Committee of the Board of Directors (the “Committee”), approved an amendment to our 2013 Equity Incentive Plan (the “2013 plan”) and is asking our stockholders to approve the 2013 plan, as amended (the “2013 amended plan”) at the 2014 annual meeting. The 2013 plan was originally adopted by the Board of Directors in February 2013, approved by our stockholders in March 2013 and became effective in connection with our initial public offering in April 2013.

The share reserve of our 2013 plan includes an “evergreen provision” that provides that the shares available for issuance will automatically increase on January 1 of each year, beginning on January 1, 2014 and continuing through and including January 1, 2023, by 2.5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares determined by our Board of Directors. The material change to the 2013 plan that our Board of Directors approved and is asking our stockholders to approve at the 2014 annual meeting is an increase to this evergreen provision. The 2013 amended plan provides that beginning on January 1, 2015 and continuing through and including January 1, 2023, the automatic increase to the share reserve may be up to 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or such lesser number determined by our Board of Directors.

Additionally, approval of the 2013 amended plan by our stockholders will constitute approval of terms and conditions set forth therein that will permit us to continue to grant stock options and performance-based stock and cash awards under the 2013 amended plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

We believe that the 2013 amended plan is an integral part of our long-term compensation philosophy and the 2013 amended plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees, consultants and directors.

Why we are asking our stockholders to approve the Amended Plan

We believe that equity incentive awards are a vital part of our compensation program that promote an ownership culture and serve to ensure that the compensation of our employees, consultants and directors is linked to our long-term success. Approval of the 2013 amended plan will allow us to continue to grant stock options and other equity awards at levels our Committee and Board of Directors determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. We carefully monitor the equity compensation and equity holdings of our employees, directors and consultants as well as the type of equity awards we grant to ensure these awards continue to provide incentives for the recipients to work towards our success. Accordingly, the Board of Directors has reserved the right to determine that the automatic increase to the 2013 amended plan on a particular January 1 should be less than 4% of the number of shares outstanding on December 31 of the preceding year, or that there shall be no increase, if such increase is not necessary for future stock awards to our employees, consultants and directors.

Approval of the 2013 amended plan also serves to permit us to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2013 amended plan, which includes terms regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2013 amended plan (as described in the summary below).

We believe it is in the best interests of the company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code in the future. However, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

The following table provides certain additional information regarding our equity incentive program.

As of December 31, 2013
Total number of shares of common stock subject to outstanding stock options	1,946,823
Total number of shares of common stock subject to outstanding full value awards	0
Weighted-average exercise price of outstanding stock options	$3.54
Weighted-average remaining term of outstanding stock options	7.03 years
Total number of shares of common stock available for grant under all equity incentive plans	1,681,932

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2013.

Fiscal Year 2013
Total number of shares of common stock subject to stock options granted	292,906
Total number of shares of common stock subject to full value awards granted	0
Total number of shares of common stock subject to stock options cancelled	138,457
Total number of shares of common stock subject to full value awards cancelled	0
Weighted-average common stock outstanding	19,307,422

Description of the 2013 amended plan

The material features of the 2013 amended plan are outlined below. The following description of the 2013 amended plan is a summary only and is qualified in its entirety by reference to the complete text of the 2013 amended plan. Stockholders are urged to read the actual text of the 2013 amended plan in its entirety, which is appended to this Proxy Statement as Appendix A.

Purpose

The 2013 amended plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The 2013 amended plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, “stock awards”), all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2013 amended plan provides for the grant of performance cash awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2013 amended plan is the sum of (i) 1,408,450 shares, plus (ii) 244,717 shares, which was the number of shares reserved for issuance under our

2012 Equity Incentive Plan (“2012 plan”) at the time our 2013 plan became effective, plus (iii) any shares subject to outstanding stock options or other stock awards that would have otherwise returned to our 2012 plan (such as upon the expiration or termination of a stock award prior to vesting).

Additionally, the number of shares of our common stock reserved for issuance under our 2013 amended plan automatically increases on January 1 of each year, beginning on January 1, 2014 and continuing through and including January 1, 2023, in an amount equal to, with respect to January 1, 2014, 2.5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors and, with respect to January 1, 2015 and each subsequent January 1 through and including January 1, 2023, 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2013 amended plan is 2,816,901 shares.

If a stock award granted under the 2013 amended plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2013 amended plan. In addition, the following types of shares under the 2013 amended plan may become available for the grant of new stock awards under the 2013 amended plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2013 amended plan may be previously unissued shares or reacquired shares bought by us on the open market.

Eligibility

All of our approximately 56 employees, 9 non-employee directors and 6 consultants as of April 16, 2014 are eligible to participate in the 2013 amended plan and may receive all types of awards other than ISOs. ISOs may be granted under the 2013 amended plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the 2013 amended plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than:

(1)	a maximum of 704,225 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant;
(2)	a maximum of 704,225 shares of our common stock under performance stock awards; and
(3)	a maximum of $5,000,000 under performance cash awards.

These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Administration

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2013 amended plan. The Committee has full authority to administer the 2013 amended plan. Our Board of Directors or the Committee may also delegate to subcommittees or to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2013 amended plan, our Board of Directors or the authorized committee, referred to for purposes of this Proposal 2 as the “plan administrator”, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2013 amended plan. Subject to the terms of our 2013 amended plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 amended plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2013 amended plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2013 amended plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations On Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2013 amended plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2013 amended plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The 2013 amended plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance;

(27) debt reduction; (28) implementation or completion of projects or processes; (29) customer satisfaction; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) the number of users, including but not limited to unique users; (39) employee retention; and (40) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2013 amended plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued upon the exercise of ISOs, (d) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2013 amended plan pursuant to Section 162(m) of the Code) and (e) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•	make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2013 amended plan, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2013 amended plan, a “change of control” is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

Plan Amendments and Termination

Our Board of Directors or the Committee has the authority to amend, suspend, or terminate our 2013 amended plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. We will obtain stockholder approval of any amendment to the 2013 amended plan as required by applicable law and listing requirements. No ISOs may be granted after the tenth anniversary of the date our Board of Directors originally adopted our 2013 plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2013 amended plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2013 amended plan. The 2013 amended plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2013 amended plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To conform to the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

2013 Equity Incentive Plan, as amended
Name and position	Number of shares subject to stock awards
M. Michelle Berrey, M.D., M.P.H. President, Chief Executive Officer and Chief Medical Officer	*
Kenneth I. Moch Former President and Chief Executive Officer	*
Michael Rogers, Ph.D. Chief Development Officer	*
All current executive officers as a group	*
All current non-executive directors as a group(1)	63,000
All current and former employees as a group (including all current non-executive officers)	*

*	Awards granted under the 2013 amended plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2013 amended plan. We have not granted any awards under the 2013 amended plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2013 amended plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2013 if the 2013 amended plan had been in effect, are not determinable.
(1)	Awards granted under the 2013 amended plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2013 amended plan. However, our non-employee director compensation policy establishes the number of shares subject to initial and annual stock awards that automatically will be granted to our non-employee directors under the 2013 amended plan if this Proposal 2 is approved by our stockholders. Pursuant to such policy, as amended on December 6, 2013, if this Proposal 2 is approved by our stockholders, on the date of the 2014 annual meeting, each individual who has served as a non-employee director and is to continue as a non-employee director will be granted an annual stock award consisting of an option to purchase 9,000 shares of our common stock under the 2014 Plan. For additional information regarding our non-employee director compensation policy, see “Director Compensation” below.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by stockholders(1)	1,946,823	$3.54	2,386,157	(2)
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	1,946,823	$3.54	2,386,157

(1)	Includes shares underlying options outstanding under the 2002 Equity Incentive Plan (the “2002 plan”), 2012 plan, 2013 plan and the 2013 Employee Stock Purchase Plan (the “ESPP”).
(2)	Includes 1,681,932 shares remaining available for grant under our 2013 plan and 704,225 shares available under the ESPP. Under the terms of our 2013 plan, on January 1, 2014 and annually thereafter through January 1, 2023, the number of authorized shares under our 2013 plan is automatically increased by a number of shares equal to the lesser of (i) 2.5% of the number of our shares of capital stock outstanding on the preceding December 31 or (ii) a lesser amount determined by our Board of Directors, provided that if this Proposal 2 is approved by our stockholders at the 2014 annual meeting, such automatic annual increase will be the lesser of (i) 4% of the number of our shares of capital stock outstanding on the preceding December 31 or (ii) a lesser amount determined by our Board of Directors. Under the terms of our ESPP, on January 1, 2014 and annually therefore through January 1, 2023, the number of authorized shares under our 2013 plan is automatically increased by a number of shares equal to the lesser of (i) 1% of the number of our shares of capital stock outstanding on the preceding December 31; (ii) 422,535 shares; or (iii) an amount determined by our Board of Directors.
(3)	As of December 31, 2013, we did not have any equity compensation plans that were not approved by our stockholders.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2014 annual meeting will be required to approve the 2013 amended plan. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited the Company’s financial statements since 2008. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and 2012, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2013	2012
	(in thousands)
Audit Fees(1)	$982	$252
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$982	$252

(1)	Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements, review of our registration statements on Form S-1 in connection with our April 2013 initial public offering and October 2013 public offering, and related services.

In connection with the audit of the 2013 financial statements, the Company entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to a specified amount. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services has been delegated to the Chair of the Audit Committee, who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting.

Executive Officers

The following table sets forth certain information regarding our executive officers:

Name	Age	Position(s)
M. Michelle Berrey, M.D., M.P.H.	47	President, Chief Executive Officer and Chief Medical Officer
Timothy W. Trost	56	Senior Vice President, Chief Financial Officer and Corporate Secretary
Linda Richardson	50	Chief Commercial Officer
Michael D. Rogers, Ph.D.	59	Chief Development Officer

Dr. Berrey’s biographical information is set forth under Proposal 1.

Timothy W. Trost.  Mr. Trost joined us in March 2011 as our Senior Vice President, Chief Financial Officer, and has also served as our Corporate Secretary since February 2012. Prior to serving as an employee, since July 2010 Mr. Trost served as a consultant in connection with our Series F preferred stock financing and our contract with the Biomedical Advanced Research and Development Authority. From July 2002 to February 2010, Mr. Trost served as Vice President and Chief Financial Officer at Argos Therapeutics, Inc., a venture-backed immunotherapy company (currently NASDAQ: ARGS). From March 1997 to June 2002, Mr. Trost served as Senior Vice President and Chief Financial Officer at InteCardia, Inc., a venture-backed cardiac imaging company that was acquired by Syncor International Corporation in September 2001. From March 1994 to March 1997, Mr. Trost served as Executive Vice President and Chief Financial Officer of Coastal Physician Group, Inc. (NYSE: DR), a contract provider of emergency room physicians, having joined as Vice President of Corporate Development. From October 1992 to March 1994, Mr. Trost served as Vice President of Finance at Morganite North America, Inc. From July 1980 through September 1992, Mr. Trost was with PricewaterhouseCoopers LLP, last serving as a Senior Manager in the Research Triangle practice. Mr. Trost holds a B.S. in accounting from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.

Linda Richardson.  Ms. Richardson has served as our Chief Commercial Officer since January 2014. Prior to joining the Company, from December 2011, Ms. Richardson served as Vice-President, Head of Global lixisenatide franchise at Sanofi S.A., a global pharmaceutical company. From September 2008 to November 2011, Ms. Richardson served as Vice-President, U.S. Marketing at Sanofi S.A. where she held various marketing leadership responsibilities with eplivanserin, Auvi-Q and Multaq. From October 2006 to June 2008, Ms. Richardson served as Vice President, Marketing at Reliant Pharmaceuticals, Inc. Ms. Richardson earned a B.A. in English from the University of Pennsylvania.

Michael D. Rogers, Ph.D.  Dr. Rogers has served as our Chief Development Officer since March 2013. From 2007 to 2012, Dr. Rogers served as Chief Development Officer at Pharmasset, Inc., where his primary responsibility was to facilitate the design and implementation of development programs for HCV antiviral compounds. From 2004 to 2007, Dr. Rogers served as Vice President, Division of Viral Diseases at GlaxoSmithKline, where he was responsible for antiviral discovery activities directed toward HIV and hepatitis C virus indications. From 2001 to 2004, Dr. Rogers served as Vice President, Antiviral Discovery Medicine at GlaxoSmithKline. Dr. Rogers has over 29 years of industry experience and has participated in all phases of antiviral and anti-infective drug development, including discovery, preclinical development, and phase 1, 2, 3, and 3b/4 clinical development programs. Dr. Rogers received his doctorate in medical parasitology and a Master of Public Health degree in medical microbiology from the University of North Carolina, Chapel Hill. He completed a postdoctoral fellowship in clinical microbiology at St. Jude Children’s Research Hospital in Memphis, Tennessee.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 1, 2014 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

The percentage ownership information shown in the table is based upon 26,939,654 shares of common stock outstanding as of April 1, 2014. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 31, 2014, which is 60 days after April 1, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Chimerix, Inc., 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders
Sanderling Venture Partners V, L.P. and its affiliated entities(1) 400 South El Camino Real, Suite 1200 San Mateo, CA 94402	4,453,834	16.4%
FMR LLC(2) 245 Summer Street Boston, MA 02110	2,436,363	9.0%
New Leaf Ventures II, L.P.(3) Time Square Tower 7 Times Square, Suite 3502 New York, NY 10036	2,146,031	7.8%
Canaan VII L.P.(4) 285 Riverside Avenue, Suite 250 Westport, CT 06880	861,664	3.2%
Alta Biopharma Partners III, L.P. and its affiliated entities(5) One Embarcadero Center, 37th Floor San Francisco, CA 94111	852,074	3.1%
Directors and named executive officers
Timothy J. Wollaeger(1)	4,453,834	16.4%
James Niedel, M.D., Ph.D.(3)	2,146,031	7.8%
Arthur M. Pappas(6)	1,053,841	3.9%
Farah Champsi(7)	886,094	3.3%
Wende S. Hutton(8)	874,061	3.2%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Kenneth I. Moch(9)	804,448	2.9%
Ernest Mario, Ph.D.(10)	120,071	*
Michael D. Rogers, Ph.D.(11)	104,594	*
M. Michelle Berrey, M.D., M.P.H.(12)	78,466	*
Martha J. Demski(13)	61,265	*
Rodman L. Drake	3,500	*
Lisa Ricciardi	—	*
All current executive officers and directors as a group (13 persons)(14)	9,926,017	34.8%

*	Represents beneficial ownership of less than one percent.
(1)	Includes 1,116,596 shares of common stock held by Sanderling Venture Partners V, L.P., 273,434 shares of common stock held by Sanderling V Biomedical, L.P., 155,143 shares of common stock held by Sanderling V Limited Partnership, 138,046 shares of common stock held by Sanderling V Beteiligungs GmbH & Co. KG, 94,634 shares of common stock held by Sanderling V Ventures Management, 281,053 shares of common stock held by Sanderling V Biomedical Co-Investment Fund, L.P., 463,582 shares of common stock held by Sanderling Venture Partners V Co-Investment Fund, L.P., 891,188 shares of common stock and a warrant to purchase 189,842 shares of common stock held by Sanderling V Strategic Exit Fund, L.P. (collectively, the Sanderling V Shares), 797,346 shares of common stock held by Sanderling Venture Partners VI Co-Investment Fund, L.P., 15,431 shares of common stock held by Sanderling VI Beteiligungs GmbH & Co. KG, 18,384 shares of common stock held by Sanderling VI Limited Partnership, 7,543 shares of common stock and a warrant to purchase 8,166 shares of common stock held by Sanderling Ventures Management VI (collectively, the Sanderling VI Shares) and 3,446 shares of common stock held by Middleton-McNeil Retirement Trust. Timothy J. Wollaeger, one of our directors, Fred A. Middleton, Robert G. McNeil and Timothy C. Mills share voting and investment power with respect to the Sanderling V Shares. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment power with respect to the Sanderling VI Shares. Fred A. Middleton and Robert G. McNeil share voting and investment power with respect to the shares held by the Middleton-McNeil Retirement Trust. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address for this stockholder is 400 S. El Camino Real, Suite 1200, San Mateo, CA 94402.
(2)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2014 by FMR reporting sole power to vote or direct the vote over 15,100 shares of common stock and the sole power to dispose or to direct the disposition of 2,436,363 shares of common stock. Fidelity Management and Research Company, a wholly-owned subsidiary of FMR (“FMRC”), is the beneficial owner of 2,267,800 shares of common stock as a result of acting as investment advisor to various investment companies. Edward C. Johnson 3d (“ECJ”) and FMR, through its control of FMRC and the funds, each has the sole power to dispose of the 2,267,800 shares of common stock owned by the funds. Neither FMR nor ECJ has the sole power to vote or direct the voting of the shares of common stock owned directly by the funds, which power resides with the funds’ Boards of Trustees. FMR’s beneficial ownership includes 153,463 shares of common stock beneficially owned through Fidelity SelectCo, LLC, a wholly-owned subsidiary of FMR (“SelectCo”). ECJ and FMR, through its control of SelectCo funds, each has sole power to dispose of the 153,463 shares of common stock owned by the SelectCo funds. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 15,100 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares of common stock. ECJ and FMR, through their control of PGATC, each has sole dispositive power over 15,100 shares of common stock and sole power to vote or to direct the voting of 15,100 shares of common stock owned by the institutional accounts managed by PGATC.

(3)	Includes 1,543,394 shares of common stock and a warrant to purchase 602,637 shares of common stock held by New Leaf Ventures II, L.P. James Niedel, one of our directors, Philippe O. Chambon, Jeani Delagardelle, Ronald M. Hunt, Vijay K. Lathi and Liam Ratcliffe, the members of the investment committee of New Leaf Venture Associates II, L.P., which is the General Partner of New Leaf Ventures II, L.P., have the power to vote or dispose of these shares and therefore each of the foregoing members of the investment committee may be deemed to have voting and investment power with respect to such shares. Each of the foregoing members of the investment committee disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for this stockholder is Times Square Tower, 7 Times Square, Suite 3502, New York, NY 10036.
(4)	Includes 861,664 shares of common stock held by Canaan VII L.P. (the Canaan VII Shares). Canaan Partners VII LLC (Canaan VII) is the sole General Partner of Canaan VII L.P. and may be deemed to have voting and investment power over the Canaan VII Shares. The managers of Canaan VII are Wende S. Hutton, one of our directors, Brenton K. Ahrens, John V. Balen, Stephen M. Bloch, Maha S. Ibrahim, Deepak Kamra, Gregory Kopchinsky, Seth A. Rudnick, Guy M. Russo and Eric A. Young. Each of these individuals disclaims beneficial ownership of the Canaan VII Shares. The address for Canaan VII L.P. is 285 Riverside Avenue, Suite 250, Westport, CT 06880.
(5)	Includes 654,267 shares of common stock and a warrant to purchase 126,163 shares of common stock held by Alta Biopharma Partners III, L.P., 43,940 shares of common stock and a warrant to purchase 8,472 shares of common stock held by Alta Biopharma Partners III GmbH & Co. Beteiligungs KG and 16,123 shares of common stock and a warrant to purchase 3,109 shares of common stock held by Alta Embarcadero Biopharma Partners III, LLC (collectively, the Alta Shares). Alta Partners III, Inc. provides investment advisory services to Alta Biopharma Partners III, L.P., Alta Biopharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero Biopharma Partners III, LLC (collectively, the Alta Funds). The directors of Alta Biopharma Management III, LLC, which is a general partner of Alta Biopharma Partners III, L.P., the managing limited partner of Alta Biopharma Partners III GmbH & Co. Beteiligungs KG, and the manager of Alta Embarcadero Biopharma Partners III, LLC, exercise sole dispositive and voting power over the shares owned by the Alta Funds. Farah Champsi, one of our directors, Edward Penhoet and Edward Hurwitz, are directors of Alta Biopharma Management III, LLC and managers of Alta Embarcadero Biopharma Partners III, LLC. These individuals may be deemed to share dispositive and voting power over the shares held by the Alta Funds. Each of these individuals disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for this stockholder is One Embarcadero Center, Suite 3700, San Francisco, CA 94111.
(6)	Includes 611,750 shares of common stock and a warrant to purchase 164,359 shares of common stock held by A.M. Pappas Life Science Ventures IV, L.P., 29,134 shares of common stock and a warrant to purchase 7,822 shares of common stock held by PV IV CEO Fund, L.P., 178,627 shares of common stock and a warrant to purchase 47,982 shares of common stock held by A.M. Pappas Life Science Ventures III, L.P. and 11,184 shares of common stock and a warrant to purchase 2,983 shares of common stock held by PV III CEO Fund, L.P. AMP&A Management IV, LLC is the general partner of each of A.M. Pappas Life Science Ventures IV, L.P. and PV IV CEO Fund, L.P. (collectively, the IV Funds), and AMP&A Management III, LLC is the general partner of each of A.M. Pappas Life Science Ventures III, L.P. and PV III CEO Fund, L.P. (collectively with the IV Funds, the Funds), and each of AMP&A Management IV, LLC and AMP&A Management III, LLC has a management agreement with A.M. Pappas & Associates, LLC whereby A.M. Pappas & Associates, LLC provides management services for the Funds. As a result, A.M. Pappas & Associates, LLC’s investment committee exercises sole dispositive and voting power over the shares owned by the Funds. By virtue of these relationships, AMP&A Management IV, LLC, AMP&A Management III, LLC and A.M. Pappas & Associates, LLC may be deemed to beneficially own the shares owned directly by the Funds. Each of the foregoing entities disclaims beneficial ownership of such shares except to the extent of each of its pecuniary interest therein. The address for this stockholder is 2520 Meridian Parkway, Suite 400, Durham, NC 27713.
(7)	Includes 654,267 shares of common stock and a warrant to purchase 126,163 shares of common stock held by Alta Biopharma Partners III, L.P., 43,940 shares of common stock and a warrant to purchase 8,472 shares of common stock held by Alta Biopharma Partners III GmbH & Co. Beteiligungs KG, 16,123 shares of common stock and a warrant to purchase 3,109 shares of common stock held by Alta Embarcadero Biopharma Partners III, LLC (collectively, the Alta Shares), and 34,020 shares held by Ms. Champsi. Alta Partners III, Inc. provides investment advisory services to Alta Biopharma Partners III, L.P., Alta Biopharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero Biopharma Partners III, LLC (collectively, the Alta Funds). The directors of Alta Biopharma Management III, LLC, which is a general partner of Alta Biopharma Partners III, L.P., the managing limited partner of Alta

Biopharma Partners III GmbH & Co. Beteiligungs KG, and the manager of Alta Embarcadero Biopharma Partners III, LLC, exercise sole dispositive and voting power over the shares owned by the Alta Funds. Ms. Champsi, one of our directors, is director of Alta Biopharma Management III, LLC and manager of Alta Embarcadero Biopharma Partners III, LLC. She may be deemed to share dispositive and voting power over the shares held by the Alta Funds. She disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for this stockholder is One Embarcadero Center, Suite 3700, San Francisco, CA 94111.
(8)	Includes 861,664 shares of common stock held by Canaan VII L.P. (the Canaan VII Shares) and 12,397 shares of common stock held by The Hutton Living Trust dated 12/10/96. Ms. Hutton is a trustee of The Hutton Living Trust dated 12/10/96 (The Hutton Trust) and has shared voting and investment power over the shares held by The Hutton Trust. Ms. Hutton is one of the managers of Canaan Partners VII LLC, which is the sole general partner of Canaan VII L.P. Ms. Hutton disclaims beneficial ownership of the Canaan VII Shares. Ms. Hutton’s address is c/o Canaan VII L.P., 2765 Sand Hill Road, Menlo Park, CA 94025.
(9)	Includes 1,313 shares held by Mr. Moch, and 803,135 shares which Mr. Moch has the right to acquire from us within 60 days of April 1, 2014 pursuant to the exercise of stock options, 105,165 of which will be unvested but exercisable as of May 31, 2014, and 322,959 of which are held by The 2012 Kenneth Moch Irrevocable GST Trust F/B/O Ellen Gray Stolzman and Descendants dated May 25, 2012, of which Ellen Gray Stolzman, Mr. Moch’s wife, is trustee.
(10)	Includes 58,451 shares held by Dr. Mario, and 61,620 shares which Dr. Mario has the right to acquire from us within 60 days of April 1, 2014 pursuant to the exercise of stock options, 58,099 of which will be unvested but exercisable as of May 31, 2014.
(11)	Includes 870 shares held by Dr. Rogers and 103,724 shares which Dr. Rogers has the right to acquire from us within 60 days of April 1, 2014 pursuant to the exercise of stock options, 69,835 of which will be unvested but exercisable as of May 31, 2014.
(12)	Includes 50,867 held by Dr. Berrey of which 5,540 shares are held by the M. Michelle Berrey Revocable Trust u/a 12/30/08, and 27,599 shares which Dr. Berrey has the right to acquire from us within 60 days of April 1, 2014 pursuant to the exercise of stock options.
(13)	Includes 14,788 shares held by the Martha J. Demski Trust u/d/t 10/01/94, and 46,477 shares which Ms. Demski has the right to acquire from us within 60 days of April 1, 2014 pursuant to the exercise of stock options, 2,374 of which will be unvested but exercisable as of May 31, 2014.
(14)	Includes 8,381,431 shares held by all current executive officers and directors as a group and 1,544,586 shares that all current executive officers and directors as a group have the right to acquire from us within 60 days of April 1, 2014 pursuant to the exercise of stock options and warrants, 137,350 of which will be unvested but exercisable as of May 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE AND DIRECTOR COMPENSATION

Our named executive officers for 2013, which consist of our principal executive officer and our two other most highly compensated executive officers as of December 31, 2013, are:

•	M. Michelle Berrey, M.D., M.P.H., our President, Chief Executive Officer and Chief Medical Officer;
•	Kenneth I. Moch, our former President and Chief Executive Officer; and
•	Michael Rogers, Ph.D., our Chief Development Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by our named executive officers during 2013 and 2012.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)		All other compensation ($)(3)	Total ($)
M. Michelle Berrey, M.D., M.P.H. President, Chief Executive Officer and Chief Medical Officer(4)	2013	340,000	—	97,750		1,318	439,068
	2012	47,731	499,129	—	(5)	110	546,970
Kenneth I. Moch Former President and Chief Executive Officer(6)	2013	440,274	—	226,920		1,318	668,512
	2012	427,450	283,091	85,940	(7)	1,318	797,349
Michael Rogers, Ph.D. Chief Development Officer(8)	2013	228,125	519,210	68,750		988	817,073

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2012 and 2013 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	Amount represents annual performance-based bonuses earned for the respective fiscal year. Each of the 2013 performance-based bonuses shown above was paid in cash to each executive in early 2014. For more information, see below under “— Annual Performance-Based Bonus Opportunity.”
(3)	Amounts shown represent term life insurance, long-term disability insurance, short-term disability insurance and accidental death and dismemberment insurance paid by us on behalf of the named executive officers. All of these benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees in the United States. For more information regarding these benefits, see below under “— Perquisites, Health, Welfare and Retirement Benefits.”
(4)	Dr. Berrey has served as our Chief Medical Officer since November 12, 2012. On April 9, 2014, Dr. Berrey was appointed to the additional positions of President and Chief Executive Officer.
(5)	Dr. Berrey joined the Company in November 2012 and was not elegible to receive a performance-based bonus for 2012.
(6)	Mr. Moch resigned as our President and Chief Executive Officer effective April 9, 2014.
(7)	Amount represents 50% of Mr. Moch’s annual performance-based bonus earned for 2012, which was paid in the form of restricted stock units.
(8)	Dr. Rogers commenced employment with us as our Chief Development Officer on March 4, 2013 at annual salary of $275,000. The base salary amount for Dr. Rogers above reflects the salary earned during 2013 from Dr. Rogers’s hire date through December 31, 2013. Dr. Rogers’ non-equity incentive plan compensation for 2013 was similarly pro-rated relative to his partial year of service to the Company in 2013.

Annual Base Salary

The compensation of our named executive officers is generally determined and approved by our Board of Directors, based on the recommendation of the Committee. The Board of Directors approved the following 2013 base salaries for our named executive officers, which became effective on January 1, 2013, with the exception of Dr. Rogers, whose 2013 base salary became effective on March 4, 2013 in connection with the commencement of his employment with us. The Committee also approved the following 2014 base salaries for our named executive officers, which became effective on January 1, 2014:

Name	2013 Base Salary ($)	2014 Base Salary ($)
M. Michelle Berrey	340,000	364,000	(1)
Kenneth I. Moch	440,274	468,500
Michael Rogers	275,000	289,700

(1)	In connection with Dr. Berrey’s appointment as our President and Chief Executive Officer, her 2014 base salary rate increased to $440,000, effective as of April 9, 2014.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary, or target bonus percentage, and the extent to which we achieve the corporate goals that our Board of Directors establishes each year.

The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, and the percentage attainment of the corporate goals established by the Board of Directors for such year with respect to the executive. Our Board of Directors will generally consider each named executive officer’s individual contributions towards reaching our annual corporate goals but does not typically establish specific individual goals for our named executive officers. The Board of Directors may determine that a named executive officer’s bonus should be more or less dependent on a particular corporate goal for which such executive has greater control or responsibility. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance.

At the end of the year, the Board of Directors reviews our performance against predetermined goal weightings assigned to each corporate goal and approves the extent to which we achieved each of our corporate goals. The Board of Directors may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that the board determines, in its sole discretion following recommendation by the Committee, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original corporate goals are set. The Board of Directors may also determine that the bonus will be paid in the form of cash, equity awards such as options or restricted stock unit awards, or a combination of cash and equity awards.

The Board of Directors sets the target bonus for each of the named executive officers at the beginning of each year for which the bonus will apply, or in connection with the hiring of a new named executive officer, as applicable. Each of the following named executive officers’ 2013 target bonus percentage is set forth below:

Name	2013 Target bonus (% of base salary)
M. Michelle Berrey	25%
Kenneth I. Moch	40%
Michael Rogers	25%

The corporate goals and relative overall weighting towards corporate goal achievement established by the Board of Directors, upon recommendation by the Committee, for 2013 were for progress with respect to: (1) initial public offering preparations (10%); (2) submission of an IND for CMX001 (10%); (3) securing funding for our SUPPRESS trial (30%); (4) vendor selection for drug substance and drug product commercial manufacturing and related activities (10%); (5) analysis and top-line reporting of our brincidofovir Study 202 (a Phase 2 clinical trial in patients with AdV) (15%); (6) reaching consensus on supporting our chemical library program (5%); and (7) finalizing SUPPRESS study design and achieving 20% initiation of testing sites (20%). Our Board of Directors, upon recommendation by the Committee, established the following stretch corporate goals and relative overall weighting towards corporate goal achievement for progress with respect to: our contract with BARDA and securing funding for the first option segment thereunder (10%); reaching agreement with the FDA on an accelerated regulatory mechanism for CMX001 (10%); achieving over 30% initiation of testing sites for our SUPPRESS trial (10%); and securing sufficient incremental capital for initiation of an additional clinical trial for CMX001 (10%). Additionally, Mr. Moch was eligible to receive up to an additional $15,589 upon the extension of our contract with BARDA into the first option segment period of performance.

No specific individual goals were established for any of our named executive officers for 2013. Rather, the Board of Directors assigned a specific weighting to each corporate goal on which the executive’s performance bonus was based. The performance bonuses for all of our named executive officers were dependent on all of the corporate goals; however the weighting of the corporate goals varied for some of the named executive officers based on their responsibility with respect to certain goals. As our President and Chief Executive Officer during 2013, Mr. Moch’s bonus was generally weighted consistent with the overall weightings listed above. Dr. Berrey’s bonus was more heavily dependent on our third, fifth, and seventh corporate goals described above and our stretch corporate goal relating to securing incremental capital for initiation of an additional clinical trial for CMX001. Dr. Rogers’ bonus was more heavily dependent upon our fourth and sixth corporate goals described above and our stretch corporate goal relating to extension of our contract with BARDA. For 2013, there was no minimum percentage of corporate goals that must be achieved in order to earn a bonus.

In January 2014, the Board of Directors considered each corporate goal in detail and determined that we had achieved the 2013 corporate goals at an aggregate level of 120%. Specifically, the Board of Directors determined that we, as a company, had fully achieved all of our corporate goals and had achieved our two stretch goals relating to our BARDA contract and the conduct of our SUPPRESS trial. Accordingly, we paid each of our named executive officers a cash bonus calculated based on 120% of overall corporate goal achievement. In addition, due to the extension of our contract with BARDA into the first option segment period of performance, we awarded Mr. Moch an incremental amount of $15,589. We paid the cash portion of the performance bonuses to our executives in February 2014.

In January 2014, the Committee approved 2014 target bonus percentages for Dr. Berrey, Mr. Moch and Dr. Rogers of 35%, 50% and 35% of base salary, respectively. In connection with Dr. Berrey’s appointment as our President and Chief Executive Officer in April 2014, the Board of Directors approved an increase in Dr. Berrey’s 2014 target bonus percentage to 50% of her base salary.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. The Board of Directors or the Committee is responsible for approving equity grants. As of December 31, 2013, we have generally granted equity awards to our named executive officers in the form of stock options, but have also granted restricted stock units, in limited circumstances. Restricted stock units represent the right to be issued our common stock upon the occurrence of future dates or events. Vesting of the stock options and restricted stock units is tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial grant upon commencement of employment. Additional grants may occur periodically in order to incentivize and reward executives as the Committee and the Board of Directors determine appropriate.

Prior to our IPO in April 2013, we granted all equity awards pursuant to the 2012 plan and the 2002 plan, the terms of which are described below under “— Equity Benefit Plans.” Following our IPO, we have granted all equity awards pursuant to the 2013 plan, the terms of which are described below under “— Equity Benefit Plans.” All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of grant of each award.

Generally our stock option awards vest over a four-year period and may be granted with an early exercise feature allowing the holder to exercise and receive unvested shares of our stock, so that the holder may have a greater opportunity for gains on the shares to be taxed at long-term capital gains rates rather than ordinary income rates. Our restricted stock units (including the units that were granted to Mr. Moch in February 2013 in respect of his 2012 performance bonus) vested in April 2013 upon the effective date of our registration statement filed in connection with our IPO.

On March 13, 2013, in accordance with Dr. Rogers’ offer letter agreement, the Board of Directors granted Dr. Rogers options to purchase 98,591 shares of common stock with an exercise price of $7.57 per share. We did not grant Mr. Moch or Dr. Berrey stock options or other equity awards in 2013. The vesting terms of the 2013 option grant to Dr. Rogers is described in the footnotes to the “— Outstanding Equity Awards at Fiscal Year-End” table below.

On January 28, 2014, we granted options to purchase 67,100, 190,800 and 61,600 shares of common stock to each of Dr. Berrey, Mr. Moch and Dr. Rogers, respectively. Each of the options have an exercise price per share equal to $18.75 and vest in equal monthly installments over a four year period, subject to each of the named executive officer’s continued service with us through such vesting dates.

On April 9, 2014, in connection with her appointment to President and Chief Executive Officer, we granted options to purchase 140,000 shares of common stock to Dr. Berrey with an exercise price per share equal to $21.92 that vest in equal monthly installments over a four year period, subject to Dr. Berrey’s continued service with us through such vesting dates.

Agreements with our Named Executive Officers

Below are written descriptions of our employment or consulting agreements or offer letters with our named executive officers.

Agreement with Dr. Berrey.  In November 2012, we entered into an offer letter agreement with Dr. Berrey setting forth the terms of her employment. Pursuant to the agreement, Dr. Berrey is entitled to an initial annual base annual salary of $340,000, subject to adjustment by the Board of Directors. The Board of Directors increased Dr. Berrey’s annual base salary to $440,000, effective upon her appointment as President and Chief Executive Officer on April 9, 2014. Dr. Berrey is eligible for certain severance and change in control benefits pursuant to our Officer Change in Control Severance Benefit Plan, the terms of which are described below under “— Potential Payments Upon Termination or Change in Control.”

Agreement with Mr. Moch.  We entered into an employment agreement with Mr. Moch in October 2009 setting forth the terms of his employment that was subsequently amended in April 2010 and in December 2012. Pursuant to the agreement, Mr. Moch was entitled to an initial annual base salary of $395,000, subject to increase by the Board of Directors, and was eligible to receive an annual cash performance bonus based on a target amount that would be between the 50th and 75th percentile for total cash compensation for chief executive officers of similarly situated companies. Mr. Moch was additionally eligible for certain severance and change in control benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

On December 6, 2013, upon recommendation from the Committee, the Board of Directors approved an amended and restated employment agreement with Mr. Moch, which Mr. Moch executed in April 2014 prior to his resignation, setting forth the updated terms of his employment with us as well as certain amendments to his severance and change in control benefits. Mr. Moch’s amended and restated employment agreement superseded the terms of his employment agreement described above. Under the terms of Mr. Moch’s amended and restated employment agreement, Mr. Moch was entitled to an initial annual base salary of $468,500, subject to increase by the Board of Directors, and was eligible to receive an annual target cash performance bonus of 50% of Mr. Moch’s base salary, as determined by the good faith assessment by the Board of Directors or the Committee based on achievement of designated performance goals for the applicable year. Under Mr. Moch’s amended and restated employment agreement, Mr. Moch’s employment was at will and subject to termination at any time. Mr. Moch was eligible for certain severance and change in control benefits pursuant to his amended and restated employment agreement, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Agreement with Dr. Rogers.  In March 2013, we entered into an offer letter agreement with Dr. Rogers setting forth the terms of his employment. Pursuant to the agreement, Dr. Rogers is entitled to an initial annual base salary of $275,000, subject to adjustment by the Board of Directors and an annual bonus of up to 25% of his base salary, as determined in the discretion of the Board of Directors, based on accomplishment of annual performance goals. Additionally, Dr. Rogers’ offer letter agreement provided for an option to purchase 350,000 shares of common stock (which equated to 98,591 shares, after giving effect to our reverse stock split on March 25, 2013) vesting over a four year period commencing in March 2013. The option is subject to acceleration if Dr. Rogers is terminated without cause or resigns for good reason within 13 months after a change in control, provided that if such change in control occurs within the first three months of Dr. Rogers’ start date, and Dr. Rogers is terminated without cause or resigns for good reason within the following 13 months, his option would accelerate with respect to 12 months of vesting, rather than full vesting. Dr. Rogers is eligible for certain severance and change in control benefits pursuant to our Officer Change in Control Severance Benefit Plan, the terms of which are described below under “— Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.

Agreements with Mr. Moch.  Pursuant to his employment agreement, Mr. Moch was entitled to certain severance and change in control payments and benefits. In the event of termination due to disability, Mr. Moch would continue to receive payments at the rate of his then current salary for six months, contingent upon delivery to us of a satisfactory release of claims. In the event that Mr. Moch was terminated without cause, if we did not renew his employment agreement each year, or upon Mr. Moch’s resignation for good reason, which was triggered by certain reductions in Mr. Moch’s compensation, title, authority or duties or a requirement to relocate, Mr. Moch was eligible to receive payments at the rate of his then current salary for six months and reimbursement of COBRA health and dental premiums for up to six months contingent upon delivery to us of a satisfactory release of claims.

In the event of a change in control, Mr. Moch’s employment agreement provided that his outstanding equity awards would accelerate vesting with respect to the number of shares that would have vested during the 12 months immediately following the change in control. In the event that Mr. Moch’s employment was terminated without cause or Mr. Moch resigned for good reason following a change in control, Mr. Moch’s outstanding equity awards would immediately vest in full.

Under Mr. Moch’s amended and restated employment agreement, Mr. Moch was eligible for amended severance benefits that replaced and superseded the severance and change in control benefits under his employment agreement described above. Pursuant to his amended and restated employment agreement, in the event of termination due to disability, Mr. Moch would continue to receive payments at the rate of his then current salary for six months, contingent upon delivery to us of a satisfactory release of claims. In the event that Mr. Moch is terminated without cause or upon Mr. Moch’s resignation for good reason (as defined under the amended severance plan), Mr. Moch was eligible to receive the severance and change in control benefits described below under the amended severance plan. Upon a change in control, Mr. Moch’s amended employment agreement provided that his outstanding equity awards would accelerate vesting with respect to the number of shares that would have vested during the 12 months immediately following the change in control.

Stock Option Agreements.  Each of our named executive officers holds stock options under our equity incentive plans that were granted subject to our form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and form of stock option agreements is provided below under “— Equity Benefit Plans.” In addition, pursuant to Dr. Rogers’ offer letter agreement, his stock option granted in March 2013 contains potential acceleration terms upon his termination in connection with a change in control as described above under “— Agreements with our Named Executive Officers.”

Severance Plan.  In February 2013, our Board of Directors approved an Officer Change in Control Severance Benefit Plan (the “severance plan”). Under the severance plan, our officers, including Dr. Berrey, Mr. Moch and Dr. Rogers, are eligible to receive severance benefits upon a covered termination within the thirty days prior to or thirteen months following a change in control transaction (which generally has the same meaning as set forth in our 2013 plan). A covered termination means the officer’s termination without cause or resignation with good reason (including resignation due to any material reduction in duties, authorities or responsibilities, base salary or relocation by more than fifty miles). Upon a covered termination and contingent upon delivery to us of an effective release of claims, Dr. Berrey, Mr. Moch and Dr. Rogers are entitled to (i) a payment equal to six months (or twelve months, for Mr. Moch) of base salary; (ii) accelerated vesting of all outstanding stock options and other stock awards; and (iii) payment of COBRA benefits for six months (or twelve months, for Mr. Moch). Payments triggered under the severance benefit plan will generally not affect the benefits an officer is entitled to under an individually negotiated employment contract or agreement; however, payments under the severance plan will generally be reduced by severance benefits also payable under any individually negotiated employment contract or agreement.

On December 6, 2013, the Board of Directors, upon recommendation from the Committee, approved amendments to the severance plan (the “amended severance plan”) that replace and supersede the benefits described above for our named executive officers under the severance plan. Under the amended severance plan, our officers, including Dr. Berrey, Mr. Moch and Dr. Rogers are eligible to receive severance benefits upon a covered termination either alone or within the thirty days prior to or thirteen months following a change in control transaction (which generally has the same meaning as set forth in our 2013 plan). A covered termination means the officer’s termination without cause or resignation with good reason (including resignation due to any material reduction in duties, authorities or responsibilities, base salary or relocation by more than fifty miles). All of the severance benefits under the amended severance plan are contingent upon delivery to us of an effective release of claims and continued compliance with certain post-termination covenants, including a non-compete agreement. Upon a covered termination that does not occur within the thirty days prior to or thirteen months following a change in control transaction, Dr. Berrey, Mr. Moch and Dr. Rogers are eligible to receive (i) a payment equal to twelve months (or fifteen months, for Mr. Moch) of base salary (the severance period); (ii) accelerated vesting of all outstanding time-based stock options and other time-based stock awards as if the executive had completed service for the severance period; and (iii) payment of COBRA benefits for the severance period. Upon a covered termination that occurs within the thirty days prior to or thirteen months following a change in control transaction, Dr. Berrey, Mr. Moch and Dr. Rogers are eligible for the same benefits described above for a covered termination not in connection with a change in control, except that the severance period is twelve months (or eighteen months, for Mr. Moch), the executive will additionally receive a lump sum amount equivalent to his or her target bonus for the year of termination and will receive full vesting acceleration of all outstanding stock options and other stock awards and with respect to any such awards that are subject to performance-based vesting, acceleration will occur as if the performance criteria were attained at a 100% level. Payments triggered under the amended severance benefit plan will generally not affect the benefits an officer is entitled to under an individually negotiated employment contract or agreement; however, payments under the severance plan will generally be reduced by severance benefits also payable under any individually negotiated employment contract or agreement.

Upon Dr. Berrey’s appointment as our President and Chief Executive Officer on April 9, 2014, she became entitled to the same benefits described above under the amended severance plan for Mr. Moch.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2013.

		Option Awards(1)
	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(2)	Option expiration date
M. Michelle Berrey, M.D., M.P.H.	11/18/2012	3,667	(3)	128,375	(3)	4.26	11/17/2022
Kenneth I. Moch(4)	6/20/2009	225,352		—		1.57	6/19/2019
	8/12/2009	46,725		—		3.16	8/11/2019
	8/12/2009	94,119	(5)	—		3.16	8/11/2019
	4/14/2010	117,386	(5)(6)(7)	—		3.16	4/13/2020
	4/7/2011	211,267	(5)(6)(8)	—		2.35	4/6/2021
	6/13/2012	117,386	(5)(6)(9)	—		2.38	6/12/2022
Michael D. Rogers, Ph.D.	3/13/2013	—		98,591	(10)	7.57	3/12/2023

(1)	All of the option awards granted in 2013 were granted under the 2013 plan, all of the option awards granted in 2012 were granted under the 2012 plan and all of the options granted prior to 2012 were granted under the 2002 plan, the terms of which plans are described below under “— Equity Benefit Plans.” Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with the Company through the vesting dates. All share numbers above that relate to awards granted prior to March 25, 2013 above reflect our 3.55-for-1 reverse stock split effected on March 25, 2013.
(2)	All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors with the assistance of a third-party valuation expert.
(3)	25% of the shares vest on November 12, 2013 and 1/36th of the shares vest monthly thereafter.
(4)	In connection with Mr. Moch’s severance agreement, his unvested stock options accelerate to the extent of the number of shares that were scheduled to vest over the 15 months following his April 9, 2014 separation date. Additionally, all of Mr. Moch’s outstanding stock options will terminate as of December 31, 2014.
(5)	Pursuant to an option transfer agreement dated May 2012, and amended in November 2012, as of December 31, 2013, Mr. Moch has transferred vested shares to the 2012 Kenneth Ian Moch Irrevocable GST Trust F/B/O Ellen Gray Stolzman and Descendants with respect to the following options: 94,119 shares subject to the option covering 94,119 shares granted on August 12, 2009; 107,603 shares subject to the option covering 117,386 shares granted on April 14, 2010; 140,844 shares subject to the option covering 211,267 shares granted on April 7, 2011; and 73,367 shares subject to the option covering 117,386 shares granted on June 13, 2012.
(6)	The shares underlying the option award are 100% exercisable on the date of grant and prior to vesting.
(7)	The shares vest in forty-eight equal monthly installments on the first day of the month beginning on May 1, 2010.
(8)	25% of the shares vest on July 26, 2011 and 1/36th of the shares vest monthly thereafter.
(9)	1/48th of the shares vest monthly after the grant date.
(10)	25% of the shares vest on March 13, 2014 and 1/36th of the shares vest monthly thereafter.

Option Exercises and Stock Vested

Dr. Berrey exercised options to purchase 44,014 shares on November 15, 2013. Mr. Moch and Dr. Rogers did not exercise any stock option awards during the fiscal year ended December 31, 2013. In addition, the restricted stock units granted to Mr. Moch in February 2013 that represented 50% of his 2012 performance bonus vested in full in April 2013 upon the effective date of our registration statement filed in connection with our IPO.

Option Modifications

We did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2013. As discussed in the section above entitled “— Potential Payments Upon Termination or Change in Control”, pursuant to Mr. Moch’s severance agreement, in April 2014 his stock options accelerated vesting with respect to the portion of the options scheduled to vest over the 15 months following Mr. Moch’s separation date and Mr. Moch’s outstanding options were amended to extend the period of time during which Mr. Moch may exercise vested options until December 31, 2014.

Perquisites, Health, Welfare and Retirement Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our employee named executive officers, as discussed in the section below entitled “— 401(k) Plan.”

We do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and long-term disability for all of our employees, including our employee named executive officers. None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”), for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $17,500 for calendar year 2013. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2013 may be up to an additional $5,500 above the statutory limit. Historically, we have not made contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Equity Benefit Plans

2013 Equity Incentive Plan

General.  Our Board of Directors adopted the 2013 plan in February 2013 and our stockholders approved the 2013 plan in March 2013. The 2013 plan became effective in connection with our IPO in April 2013. Following the effectiveness of the 2013 plan, no further grants were made under the 2012 plan. Our Board of Directors or a duly authorized committee thereof, has the authority to administer the 2013 plan. Our Board of Directors may also delegate certain authority to one or more of our officers. Our Board of Directors or the authorized committee is referred to herein as the plan administrator.

The 2013 plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, “stock awards”), all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2013 plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve.  Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2013 plan is the sum of (i) 1,408,450 shares, plus (ii) 244,717 shares, which was the number of shares reserved for issuance under our 2012 plan at the time our 2013 plan became effective, plus (iii) any shares subject to outstanding stock options or other stock awards that would have otherwise returned to our 2012 plan (such as upon the expiration or termination of a stock award prior to vesting). Additionally, the number of shares of our common stock reserved for issuance under our 2013 plan will automatically increase on January 1 of each year, beginning on January 1, 2014 and continuing through and including January 1, 2023, by 2.5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2013 plan is 2,816,901 shares. As of December 31, 2013, there were 94,400 shares underlying outstanding stock options granted under the 2013 plan, zero shares underlying unvested restricted stock units granted under the 2013 plan and 1,681,932 shares remaining available for grant under the 2013 plan.

No person may be granted stock awards covering more than 704,225 shares of our common stock under our 2013 plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 704,225 shares or a performance cash award having a maximum value in excess of $5,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

If a stock award granted under the 2013 plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2013 plan. In addition, the following types of shares under the 2013 plan may become available for the grant of new stock awards under the 2013 plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2013 plan may be previously unissued shares or reacquired shares bought by us on the open market. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the 2013 plan.

Stock Options.  The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2013 plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2013 plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and

18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Corporate Transactions.  In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•	make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2013 plan, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.  The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2013 plan, a “change in control” is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

Amendment and Termination.  Our Board of Directors has the authority to amend, suspend, or terminate our 2013 plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted our 2013 plan.

2012 Equity Incentive Plan

General.  Our Board of Directors and our stockholders approved our 2012 plan, which became effective in February 2012. Our 2012 plan was a continuation of and successor to our 2002 plan and after our 2012 plan became effective, no further stock awards were made under our 2002 plan. As of December 31, 2013, there were no shares remaining available for the grant of stock awards under our 2012 plan and there were outstanding stock awards covering a total of 492,555 shares that were granted under our 2012 plan. Our Board of Directors or a duly authorized committee thereof, has the authority to administer the 2012 plan. Our Board of Directors may also delegate certain authority to one or more of our officers. Our Board of Directors or the authorized committee is referred to herein as the plan administrator

The 2012 plan terminated and no further awards were granted upon the effective date of the 2013 plan. All awards granted under the 2012 plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2013 plan in accordance with its terms.

Stock Options.  The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2012 plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2012 plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2012 plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Restricted Stock Unit Awards.  Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Corporate Transactions.  In the event of certain specified significant corporate transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, stock awards held by participants whose continuous service has terminated will accelerate vesting in full prior to the corporate transaction. All stock awards will terminate at or prior to the corporate transaction.

Under the 2012 plan, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.  The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Our form of option agreement provides for acceleration in full of the stock option if a participant is terminated without cause or resigns for good reason (which includes a resignation due to a material reduction in authority, duties or responsibilities, a material reduction in base salary or a relocation of employment by more than 50 miles) within thirteen months after a change in control. Under the 2012 plan, a “change in control” is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) approval by the stockholders or our Board of Directors of a plan of complete dissolution or liquidation of us; or (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

2002 Equity Incentive Plan

General.  Our Board of Directors and our stockholders originally approved our 2002 plan, which became effective in September 2002, and was further amended by our Board of Directors and stockholders, most recently in February 2011. The 2002 plan terminated and no further awards were granted upon the effective date of the 2012 plan. As of December 31, 2013, there were outstanding stock awards covering a total of 1,359,868 shares that were granted under our 2002 plan.

Shares are no longer available for the grant of stock awards under our 2002 plan. However, if a stock award granted under the 2002 plan expires or otherwise terminates without being exercised in full, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2012 plan.

Stock Options.  We have generally granted stock options under the 2002 plan with an exercise price of no less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2002 plan vest at the rate specified by the plan administrator and have a term of up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Options generally are not transferable except by will, the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Corporate Transactions.  In the event of certain specified significant corporate transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, stock awards held by participants whose continuous service has terminated will accelerate vesting in full prior to the corporate transaction. All stock awards will terminate at or prior to the corporate transaction.

Under the 2002 plan, a “corporate transaction” is generally (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iii) a reverse merger in which we are the surviving corporate but shares of our common stock outstanding immediately preceding the merger are converted into other property by virtue of the transaction.

Change in Control.  In addition, the plan administrator may provide for special vesting acceleration in an individual award agreement or in any other written agreement between a participant and us. Our form of option agreement provides for acceleration in full of the stock option if a participant is terminated without cause or resigns for good reason (which includes a resignation due to a material reduction in authority, duties or responsibilities, a material reduction in base salary or a relocation of employment by more than 50 miles) within thirteen months after a change in control transaction. A “change in control transaction” is generally (i) a sale or disposition of all of our assets; (ii) a merger or consolidation following which we are not the surviving entity and our stockholders own less than 50% of the voting power of the surviving entity or its parent; (iii) a reverse merger where we are the surviving entity but our stockholders own less than 50% of the voting power; or (iv) an acquisition by a person, group or entity of 50% of our voting power.

2013 Employee Stock Purchase Plan

General.  Our Board of Directors adopted the ESPP in February 2013 and our stockholders approved the ESPP in March 2013. The ESPP became effective in connection with our IPO in April 2013. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.

Share Reserve.  The ESPP authorizes the issuance of 704,225 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2014 through January 1, 2023 by the least of (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 422,535 shares, or (c) a number determined by our Board of Directors that is less than (a) and (b). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the date hereof, 14,184 shares of our common stock have been purchased under the ESPP.

Administration.  Our Board of Directors has delegated its authority to administer the ESPP to the Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Payroll Deductions.  Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations.  Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board of Directors: (a) customarily employed for more than 20 hours per week, (b) customarily employed for more than five months per calendar year or (c) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure.  In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board of Directors will make appropriate adjustments to (a) the number of shares reserved under the ESPP, (b) the maximum number of shares by which the share reserve may increase automatically each year and (c) the number of shares and purchase price of all outstanding purchase rights.

Corporate Transactions.  In the event of certain significant corporate transactions, including: (i) a sale of all our assets, (ii) the sale or disposition of 90% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transaction, and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Plan Amendments, Termination.  Our Board of Directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Director Compensation

The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the year ended December 31, 2013:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Farah Champsi	19,775	—	19,775
Martha J. Demski	29,314	—	29,314
Rodman L. Drake(3)	11,483	171,816	201,586
Wende Hutton	17,978	—	17,978
Ernest Mario, Ph.D.(4)	—	289,674	289,674
James Niedel, M.D., Ph.D.	17,978	—	17,978
Arthur M. Pappas	17,978	—	17,978
Timothy J. Wollaeger	17,978	—	17,978

(1)	Mr. Moch was an employee director during 2013 and his compensation is fully reflected in the “— Summary Compensation Table” above. Mr. Moch resigned from the Board of Directors effective on April 9, 2014. Because Ms. Ricciardi joined our Board of Directors in March 2014, her compensation is not reflected in the table above.
(2)	Amounts listed represent the aggregate grant date fair value of option awards granted during 2013 computed in accordance with Accounting Standards Codification Topic 718,Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The aggregate number of shares subject to each non-employee director’s outstanding option awards as of December 31, 2013 was as follows: Ms. Demski, 46,477 shares; Mr. Drake, 18,000 shares; and Dr. Mario, 84,507 shares. All of Ms. Demski’s options were awarded prior to 2013. Ms. Champsi, Ms. Hutton, Dr. Niedel, Mr. Pappas and Mr. Wollaeger do not have any outstanding stock options as of December 31, 2013.
(3)	Mr. Drake was appointed to our Board of Directors in August 2013.
(4)	Dr. Mario was appointed to our Board of Directors in February 2013. Dr. Mario has agreed to forego receiving the first four annual cash retainers that would otherwise be payable to him under the compensation policy applicable to our non-employee directors.

Prior to the effectiveness of our IPO in April 2013, we generally had not paid cash or equity compensation to directors who are also our employees for their service on our Board of Directors, nor had we paid cash or equity compensation to our non-employee directors who are associated with our principal stockholders for service on our Board of Directors. However, in connection with Dr. Mario’s appointment as the Chairman of our Board of Directors, we granted Dr. Mario an option to purchase 84,507 shares of our common stock on February 4, 2013. The option has an exercise price equal to $5.05 and vests over a four year period, subject to Dr. Mario’s continued service with us.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

Our Board of Directors has adopted a compensation policy applicable to all of our non-employee directors that became effective in April 2013 in connection with our IPO. This compensation policy provides that each such non-employee director receives the following compensation for service on our Board of Directors:

•	an annual cash retainer of $25,000 and payment of travel expenses to attend meetings of the Board of Directors and committees of the Board of Directors;
•	an additional annual cash retainer of $6,000 for service as chairman of the Audit Committee, $3,000 for service as chairman of the Compensation Committee and $2,500 for service as chairman of the Nominating and Corporate Governance Committee;
•	upon first joining our Board of Directors, an automatic initial grant of an option having a Black-Scholes value of $50,000 on the date of grant;
•	for each non-employee director whose term continues on the date of our annual meeting each year, an automatic annual grant of an option having a Black-Scholes value of $25,000 on the date of grant; and
•	for the chairman of our Board of Directors, an additional automatic annual option grant having a Black-Scholes value of $10,000 on the date of grant.

Each of the option grants under our director compensation policy described above vests over a four year period following the date of grant, subject to the director continuing to provide services to us during such period. Additionally, each option vests in full upon a change in control (as defined under our 2013 plan). The term of each option is 10 years. The options are granted under our 2013 plan, the terms of which are described in more detail above under “— Equity Benefit Plans — 2013 Equity Incentive Plan.”

In accordance with our compensation policy for non-employee directors, upon his appointment as a director, on August 1 2013, Mr. Drake was granted an initial grant consisting of a nonqualified stock option to purchase 4,907 shares of our common stock at an exercise price equal $22.04. On December 6, 2013, Mr. Drake was granted an additional nonqualified stock option to purchase 13,903 shares of our common stock at an exercise price equal to $14.26, the closing price of our common stock on the date of grant, and which will vest and become exercisable such that 25% of the shares vest on December 6, 2014 and  1/36 th of the shares vest monthly thereafter, subject to Mr. Drake’s continued service with us. Mr. Drake’s December 2013 grant was made in the amount necessary so that Mr. Drake received an aggregate of 18,000 shares underlying initial stock options for his appointment to the Board of Directors, in accordance with the revised automatic initial grant terms approved by the Board of Directors on December 6, 2013, as described below.

In connection with Dr. Mario’s appointment as the Chairman of our Board of Directors, we granted Dr. Mario an option to purchase 84,507 shares of our common stock in February 2013. The option has an exercise price equal to $5.05 and vests monthly over a four year period, subject to Dr. Mario’s continued service with us. In addition, Dr. Mario has agreed to forego receiving the first four annual cash retainers that would otherwise be payable to him under the compensation policy applicable to our non-employee directors.

On December 6, 2013 upon recommendation from the Committee, our Board of Directors amended our non-employee director compensation policy. The amended policy replaces and supersedes the director compensation policy described above. Effective as of December 6, 2013, (1) the automatic initial grant for each non-employee first joining the Board of Directors is an option to purchase 18,000 shares of common stock that vests with respect to 25% of the shares on the one year anniversary of the date of grant and monthly thereafter for 36 months, subject to the director continuing to provide services to us during such period; (2) the automatic annual grant for each non-employee director whose term continues on the date of our annual meeting each year is an option to purchase 9,000 shares of common stock that vests in 12 equal monthly installments from the date of grant, provided that in any case such option is fully vested on the date of our next annual stockholder meeting, subject to the director continuing to provide services to us during such period; and (3) on the date of our annual meeting each year, the Chairman of our Board of Directors will be granted an additional automatic Chairman grant consisting of an option having a Black-Scholes value of $25,000 on the date of grant at vests on the same schedule as the automatic annual grant described in (2) above. Effective beginning January 1, 2014, the annual cash retainers under our amended policy will be:

•	$35,000 for all eligible non-employee directors;
•	$7,500, $5,000 and $3,500 for service (other than as chairman) on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively; and
•	$15,000, $10,000 and $7,000 for service as the chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

On December 6, 2013, our Board of Directors adopted stock ownership guidelines for our non-employee directors. The stock ownership guidelines are intended to align the interests of our non-employee directors with the interests of our stockholders and to further promote our commitment to sound corporate governance. The stock ownership guidelines require each non-employee director to accumulate a substantial interest in our common stock equal in value (based on the closing price of our common stock as of the last day of an applicable fiscal year) to at least three times the non-employee director’s annual cash retainer. Unvested equity awards do not count towards this ownership guideline. Our non-employee directors have a certain period of time to comply with these guidelines after the December 2013 adoption date or after joining our Board of Directors, if later.

Transactions With Related Persons

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Policies and Procedures

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification,, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Householding Of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Chimerix, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Chimerix, Inc. Direct your written request to Chimerix, Inc., Attn: Executive Director of Investor Relations, 2505 Meridian Parkway, Suite 340, Durham, NC 27713 or contact Joseph T. Schepers at (919) 806-1074. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Timothy W. Trost
Secretary

April 29, 2014

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013 is available without charge upon written request to: Corporate Secretary, Chimerix, Inc., 2505 Meridian Parkway, Suite 340, Durham, NC 27713.

APPENDIX A

Chimerix, Inc.
2013 Equity Incentive Plan

Adopted by the Board of Directors: February 21, 2013
Approved by the Stockholders: March 25, 2013
IPO Date/Effective Date: April 10, 2013
Amended by the Board of Directors: March 26, 2014
Approved by the Stockholders: [June 20], 2014

1. General.

(a) Successor to and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the Chimerix, Inc. 2012 Equity Incentive Plan, as amended (the “Prior Plan”), which was the successor to and continuation of the Chimerix, Inc. 2002 Equity Incentive Plan. From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i) Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after 12:01 a.m. Pacific time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding stock awards granted under the Prior Plan or under the Chimerix, Inc. 2002 Equity Incentive Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below.

(b) Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose.  This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. Administration.

(a) Administration by Board.  The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 4,470,424 shares (the “Share Reserve”), which number is the sum of (i) 1,408,450 shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve, plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time. In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2023, in an amount equal to, with respect to January 1, 2014, 2.5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, and beginning on January 1, 2015, 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 2,816,901 shares of Common Stock.

(d) Section 162(m) Limitations.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of 704,225 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of 704,225 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $5,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to

Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;

provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service

terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l) Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards other than Options and SARs.

(a) Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(f) Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. Existence of the Plan; Timing of First Grant or Exercise.

The Plan will come into existence on the Adoption Date; provided, however, no Award may be granted prior to the IPO Date (that is, the Effective Date). In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12. Choice of Law.

The law of the State of North Carolina will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s conviction of any felony or any crime involving fraud; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) conduct by such Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if such Participant is an Officer, by the Board), demonstrates such Participant’s unfitness to serve; (iv) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its

Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (v) such Participant’s violation of state or federal law in connection with such Participant’s performance of such Participant’s job which has a material adverse effect on the Company and/or its Affiliates; (vi) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vii) such Participant’s violation of any material Company policy. Notwithstanding the foregoing, such Participant’s death or Disability shall not constitute Cause as set forth herein. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the IPO Date, the common stock of the Company, having 1 vote per share.

(l) “Company” means Chimerix, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the IPO Date.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,”“Owned,”“Owner,”“Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of users, including but not limited to unique users; (xxxix) employee retention; (xxxx) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Plan” means this Chimerix, Inc. 2013 Equity Incentive Plan.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

CHIMERIX, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 20, 2014.

Vote by Internet

- Go to **www.envisionreports.com/CMRX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - M. Michelle Berrey, M.D., M.P.H.	☐	☐
02 - Rodman L. Drake	☐	☐
03 - Lisa Ricciardi	☐	☐

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B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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